UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 9, 2003

I-many, Inc.

(Exact Name of Registrant as Specified in Charter)

Commission file number: 000-30883

Delaware	01-0524931
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

399 Thornall Street

12th Floor

Edison, New Jersey 08837

(Address of Principal Executive Offices)

(800) 832-0228

(Registrant’s Telephone Number, Including Area Code)

Item 5.    Other Events and Required FD Disclosure

This Current Report on Form 8-K (Report) is limited to the impact of updating the business segments of I-many, Inc. to reflect the new reportable segments originally reported in the Report on Form 10-Q for the period ended March 31, 2003, and the impact upon the financial statements and the related notes and the selected financial data as originally reported in our Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2002. NO ATTEMPT HAS BEEN MADE IN THIS REPORT TO MODIFY OR UPDATE OTHER DISCLOSURES EXCEPT AS REQUIRED TO REFLECT THE EFFECTS OF THE NEW REPORTABLE SEGMENTS.

As previously disclosed in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, we realigned our business segments from Life Sciences, Consumer Packaged Goods & Food Services and Other to Life Sciences (renamed Health and Life Sciences) and Other Industries. These new segments are consistent with how management establishes strategic goals, allocates resources and evaluates performance. Our first and second quarter 2003 Forms 10-Q, previously filed with the Securities and Exchange Commission, reflect such segment changes. This Report provides updated information to conform information presented in our Annual Report to the presentation reported in our first and second quarter Forms 10-Q. Accordingly, this Report provides revised information to that previously reported in our Form 10-K and Form 10-K/A in Item 8 to reflect the aforementioned segment changes.

Item 7.    Financial Statements and Exhibits

The Exhibit Index on page 3 is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I-MANY, INC.

Date: September 9, 2003	By:	/s/ KEVIN M. HARRIS
Kevin M. Harris Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
23.1	Consent of Deloitte & Touche LLP

99.1	Updated 2002 Annual Report of the Registrant, containing information required by Item 8 of Form 10-K and Form 10-K/A, as applicable, of the Registrant